News Release

For Immediate Release:

August 16, 2007

International Barrier Technology, Fire-Resistant Product Manufacturer, Reports a 65% increase in sales to the Commercial Modular Industry which serves to help offset reductions in sales to depressed residential markets.

Watkins, MN; Vancouver, BC August 16, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, reports growth of 65% in Blazeguard shipments and sales revenues into the Commercial Modular Sector for the month of July.  Barrier’s July shipments of Blazeguard to commercial modular construction grew to 488,900 sq. ft., from 296,200 sq. ft., year to year.  Total shipments, for the month of July, however, fell 14.9% to 618,100 sq. ft., due to continued softness in the residential construction markets which have been a traditionally strong market for Blazeguard sales.  Total revenues generated for the month were $417,561.

Sales into residential markets, particularly multi-family residential construction, slipped nearly 70% in July, year to year.  Blazeguard July shipments into the residential roof deck market declined to 129,200 sq. ft. from 430,100 sq. ft. shipped in July 2006.  Some of the multi-family markets traditionally serviced by Barrier, particularly Florida, have been brutally affected by an abundance of existing unit availability, investor sale pull-back, and the tightening of mortgage availability.

“Barrier is concerned by the softness in residential construction, but is pleased that our positioning in commercial modular construction over the past two years has paid huge dividends by helping make up for residential sales lost,” reports Michael Huddy, Barrier’s President and CEO.  “While the recovery in residential market construction is predicted to be slow to develop, it seems to us that the bottom of the decline has already been reached and Blazeguard residential sales activity has begun to increase as a result.  In some respects, the softness in new residential construction has enabled Barrier to focus internally and finish the technological improvements required to fully operationalize our new production line.  With renewed interest in the commercial portion of the structural insulative panel market (SIPs), and the essential adoption of the International Building Code in California, Barrier is well positioned to finish the calendar year in a very strong way, despite the residential market situation.”

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com